UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington,  DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 23, 2018

Frontier Communications Corporation

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-11001	06-0619596
(Commission File Number)	(IRS Employer Identification No.)

401 Merritt 7, Norwalk, Connecticut	06851
(Address of principal executive offices)	(Zip Code)

(203) 614-5600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

_________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As previously announced on June 19, 2018, Mr. McBride resigned from his position as Executive Vice President and Chief Financial Officer of Frontier Communications Corporation (“Frontier”), effective August 31, 2018.  Frontier is evaluating candidates to serve as Chief Financial Officer.  The Board has appointed Mr. Sheldon Bruha, currently Frontier’s Treasurer, to serve as Interim Chief Financial Officer upon the departure of Mr. McBride.

Mr. Bruha joined Frontier in February 2018 as Senior Vice President and Treasurer.  Prior to joining Frontier, Mr. Bruha served as Senior Vice President, Corporate Development and Capital Planning at CDI Corp., an engineering services and IT staffing and solutions provider, from March 2015 to February 2018.  Mr. Bruha served in several capacities at Cable & Wireless Communications PLC from April 2004 to February 2015, most recently as Head, Corporate Finance, Treasury and Tax.

There are no arrangements or understandings between Mr. Bruha and any other persons in connection with his appointment. There are no family relationships between Mr. Bruha and any director or executive officer of the Company, and Mr. Bruha is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRONTIER Communications CORPORATION

Date: August 23, 2018	By:	/s/ Mark D. Nielsen
Mark D. Nielsen
Executive Vice President, Chief Legal Officer and Secretary